Exhibit 5.1

September 21, 2016

Board of Directors

Aytu BioScience, Inc.

373 Inverness Parkway, Suite 206

Englewood, Colorado 80112

Gentlemen:

We have acted as counsel to Aytu BioScience, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to $28,421,429 of shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), together with warrants to purchase shares of Common Stock up to an amount equal in number to half of the number of Shares to be offered and sold to investors as well as warrants to purchase shares of Common Stock to be issued to the Representatives (defined below) (collectively, the “Warrants”), all to be offered and sold pursuant to the registration statement on Form S-1 as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), together with the exhibits thereto and the documents incorporated by reference therein (the “Registration Statement”), and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

The shares are to be sold pursuant to an Underwriting Agreement to be entered into by and among the Company and Joseph Gunnar & Co., LLC and Fordham Financial Management, Inc. as representatives of the several underwriters named therein (the “Representatives”), the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Certificate of Incorporation, as currently in effect, the Company’s Bylaws, as currently in effect, the Underwriting Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement, the Prospectus and the Underwriting Agreement, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company, then the Warrants, when issued and sold in accordance with the Registration Statement, the Prospectus and the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and implied covenants of good faith and fair dealings, and (iii) the Warrant Shares, when issued and sold against payment therefor in accordance with the terms of the Warrants and in accordance with the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to the Registration Statement and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP